Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Fourth Quarter and Fiscal 2017 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue of $406.1 million in Q4 FY’17, driven by organic growth in Futurestep and the North America region of Executive Search.

•	Korn Ferry reports record annual fee revenue of $1,565.5 million, driven by the Legacy Hay acquisition and organic growth in Futurestep.

•	Operating income was $32.8 million in Q4 FY’17 with an operating margin of 8.1%. Adjusted EBITDA was $60.1 million with Adjusted EBITDA margin of $14.8%.

•	Q4 FY’17 diluted earnings per share was $0.47 and Adjusted diluted earnings per share was $0.62.

•	The Company continued to repurchase shares in the open market with cumulative share repurchases of 1.1 million since the Company began repurchasing in October 2016, representing a reduction of approximately 2% of outstanding shares of common stock.

•	The Company declared a quarterly dividend of $0.10 per share on June 20, 2017 payable on July 14, 2017 to stockholders of record on June 30, 2017.

Los Angeles, CA, June 20, 2017 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced fourth quarter and annual fee revenue of $406.1 million and $1,565.5 million, respectively. Fourth quarter diluted earnings per share and adjusted diluted earnings per share were $0.47 and $0.62, respectively. Adjusted diluted earnings per share for the fourth quarter excluded $8.2 million, or $0.15 per share, of restructuring charges, net, integration/acquisition costs and separation costs.

“I am pleased to report record fee revenue of $406 million and strong profitability, with diluted earnings per share and adjusted diluted earnings per share of $0.47 and $0.62 and adjusted EBITDA of approximately $60 million during our recently completed fourth quarter. With continued momentum in all business lines, we achieved the highest fiscal year fee revenue in our firm’s history – up 20% year over year,” said Gary D. Burnison, CEO of Korn Ferry. “There is notable runway in this market for broader talent offerings. We continue to benefit from strong demand for our holistic approach – from our anchor executive search offering to organizational advisory services, leadership development, compensation and rewards and more. As we increasingly extend our brand, broaden our solutions and attract top talent to our firm, Korn Ferry is well-positioned for the future.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$406.1	$399.9	$1,565.5	$1,292.1
Total revenue	$419.6	$417.1	$1,621.7	$1,346.7
Operating income	$32.8	$4.9	$114.4	$52.7
Operating margin	8.1%	1.2%	7.3%	4.1%
Net income attributable to Korn Ferry	$26.9	$5.8	$84.2	$30.9
Basic earnings per share	$0.48	$0.10	$1.48	$0.58
Diluted earnings per share	$0.47	$0.10	$1.47	$0.58

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$49.5	$21.9	$173.9	$86.3
EBITDA margin	12.2%	5.5%	11.1%	6.7%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted fee revenue	$406.1	$405.0	$1,569.1	$1,303.1
Adjusted EBITDA (b)	$60.1	$54.8	$235.0	$190.2
Adjusted EBITDA margin (b)	14.8%	13.5%	15.0%	14.6%
Adjusted net income attributable to Korn Ferry	$35.2	$32.8	$128.8	$110.9
Adjusted basic earnings per share	$0.62	$0.58	$2.27	$2.10
Adjusted diluted earnings per share	$0.62	$0.58	$2.24	$2.08

(a)    Numbers may not total due to rounding.

(b)    EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, net, integration/acquisition costs, separation costs and Venezuelan foreign currency loss and includes the deferred revenue adjustment related to the acquisition of HG (Luxembourg) S.à.r.l (“Legacy Hay”)). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)    Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Restructuring charges, net	$6.3	$2.4	$34.6	$33.0
Integration/acquisition costs	$3.7	$11.7	$22.4	$45.5
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$5.1	$3.5	$11.0
Separation costs	$0.6	$—	$0.6	$0.7
Write-off of debt issuance costs	$—	$—	$1.0	$—
Venezuelan foreign currency loss	$—	$13.7	$—	$13.7

Fiscal 2017 Fourth Quarter Results

Fee revenue was $406.1 million in Q4 FY’17, an increase of 1.6% (3.2% increase on a constant currency basis) compared to Q4 FY’16. Adjusted fee revenue was $406.1 million in Q4 FY’17, an increase of 0.3% (1.9% increase on a constant currency basis) compared to Q4 FY’16. The increase in fee revenue was due to organic growth in Futurestep and the North America region of Executive Search.

Operating margin was 8.1% in Q4 FY’17 compared to 1.2% in the year-ago quarter. In Q4 FY’17, the increase in operating margin was primarily due to decreases in integration/acquisition costs, lower foreign currency loss relating to the devaluation of the Venezuelan currency in Q4 FY’16 and a decrease in compensation expense.

Adjusted EBITDA margin was 14.8%, compared to 13.5% in the year-ago quarter. The increase in Adjusted EBITDA margin was primarily due to the improvement in margins in Executive Search due to higher fee revenue while operating expenses were relatively flat and higher margins in the Hay Group segment due to the synergies achieved in connection with the Legacy Hay acquisition.

Fiscal 2017 Results

Fee revenue was $1,565.5 million in FY’17, an increase of 21.2% (23.3% increase on a constant currency basis) compared to FY’16. Adjusted fee revenue was $1,569.1 million in FY’17, an increase of 20.4% (22.6% increase on a constant currency basis) compared to FY’17. The growth was primarily due to an increase in fee revenue associated with the acquisition of Legacy Hay that was completed on December 1, 2015, and organic growth in Futurestep fee revenue.

Operating margin was 7.3% in FY’17 compared to 4.1% in FY’16. In FY’17, the increase in operating margin was primarily due to higher fee revenue of $273.4 million and decreases in integration/acquisition costs due to the Legacy Hay acquisition and the foreign currency loss relating to the devaluation of the Venezuelan currency in FY’16.

Adjusted EBITDA margin was 15.0%, compared to 14.6% in FY’16. The increase in Adjusted EBITDA margin was primarily due to the improvement in margins in the Hay Group segment due to the synergies achieved in connection with the Legacy Hay acquisition.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$162.3	$159.7	$617.7	$622.9
Total revenue	$167.0	$165.4	$636.2	$644.5
Operating income	$30.6	$23.0	$124.3	$131.7
Operating margin	18.8%	14.4%	20.1%	21.1%

Ending number of consultants	517	488	517	488
Average number of consultants	512	490	503	470
Engagements billed	3,530	3,395	9,008	8,375
New engagements (b)	1,525	1,463	5,933	5,517

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$33.6	$25.1	$132.8	$138.3
EBITDA margin	20.7%	15.7%	21.5%	22.2%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted EBITDA (c)	$34.2	$31.7	$137.4	$152.2
Adjusted EBITDA margin (c)	21.1%	19.9%	22.2%	24.4%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Restructuring charges, net	$0.6	$—	$4.6	$7.3
Venezuelan foreign currency loss	$—	$6.6	$—	$6.6

Fee revenue was $162.3 million in Q4 FY’17, an increase of $2.6 million or 1.6% (an increase of $5.0 million or 3.1% on a constant currency basis) compared to Q4 FY’16. The overall increase in fee revenue was primarily attributable to higher fee revenue in our North America region.

Operating income was $30.6 million in Q4 FY’17 compared to $23.0 million in Q4 FY’16. Operating margin was 18.8% in Q4 FY’17 compared to 14.4% in the year-ago quarter. The increase in operating income was due to a decrease in general and administrative expenses as a result of lower foreign currency losses relating to the devaluation of the Venezuelan currency in FY’16 and higher fee revenue in Q4 FY’17 compared to Q4 FY’16.

Adjusted EBITDA was $34.2 million in Q4 FY’17 with an Adjusted EBITDA margin of 21.1% compared to $31.7 million and 19.9%, respectively, in Q4 FY’16. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to an increase in fee revenue while operating expenses remained relatively flat in Q4 FY’17 compared to Q4 FY’16.

Selected Hay Group Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$185.1	$187.7	$724.2	$471.1
Total revenue	$188.7	$194.7	$741.5	$488.2
Operating income (loss)	$16.1	$2.9	$47.3	$(3.4)
Operating margin	8.7%	1.5%	6.5%	(0.7)%

Ending number of consultants (b)	557	562	557	562
Staff utilization (c)	69%	70%	67%	67%

EBITDA Results (d):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$24.3	$10.5	$79.9	$17.5
EBITDA margin	13.1%	5.6%	11.0%	3.7%

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted fee revenue	$185.1	$192.8	$727.7	$482.1
Adjusted EBITDA (d)	$33.0	$30.7	$128.2	$78.9
Adjusted EBITDA margin (d)	17.8%	15.9%	17.6%	16.4%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Restructuring charges, net	$5.7	$2.5	$29.7	$25.7
Integration/acquisition costs	$2.4	$5.5	$14.4	$17.6
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$5.1	$3.5	$11.0
Venezuelan foreign currency loss	$—	$7.1	$—	$7.1
Separation costs	$0.6	$—	$0.6	$—

Fee revenue was $185.1 million in Q4 FY’17 compared to $187.7 million in Q4 FY’16, a decrease of $2.6 million or 1.4% (an increase of $0.5 million or 0.3% on a constant currency basis) compared to the year-ago quarter. Adjusted fee revenue was $185.1 million in Q4 FY’17 compared to $192.8 million in Q4 FY’16, a decrease of $7.7 million or 4.0% (a decrease of $4.6 million or 2.4% on a constant currency basis) compared to the year-ago quarter.

Operating income was $16.1 million in Q4 FY’17, resulting in an operating margin of 8.7% in the current quarter compared to 1.5% in the year-ago quarter. Operating income increased by $13.2 million from operating income of $2.9 million in Q4 FY’16. The change in operating income was primarily due to a decrease in compensation and benefit expense and lower foreign currency losses relating to the devaluation of the Venezuelan currency in FY’16.

Adjusted EBITDA was $33.0 million in Q4 FY’17, an increase of $2.3 million compared to Q4 FY’16, resulting in Adjusted EBITDA margin of 17.8% in the current quarter.

Selected Futurestep Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$58.7	$52.5	$223.7	$198.1
Total revenue	$63.9	$57.0	$243.9	$214.0
Operating income	$8.1	$7.0	$30.0	$26.7
Operating margin	13.9%	13.3%	13.4%	13.5%

Engagements billed (b)	1,095	978	2,800	2,149
New engagements (c)	576	547	2,193	1,913

EBITDA Results (d):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA	$8.8	$7.9	$32.7	$29.5
EBITDA margin	15.0%	15.0%	14.6%	14.9%

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted EBITDA (d)	$8.8	$7.9	$32.8	$29.5
Adjusted EBITDA margin (d)	15.0%	15.0%	14.7%	14.9%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16

Restructuring charges, net	$—	$—	$0.1	$—

Fee revenue was $58.7 million in Q4 FY’17, an increase of $6.2 million or 11.8% (a $7.2 million or 13.7% increase on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was driven by an increase in recruitment process outsourcing and professional search of $3.5 million and $2.7 million, respectively, in Q4 FY’17 compared to Q4 FY’16.

Operating income was $8.1 million in Q4 FY’17, an increase of $1.1 million compared to Q4 FY’16 operating income of $7.0 million. Operating margin was 13.9% in the current quarter compared to 13.3% in the year-ago quarter.

Adjusted EBITDA was $8.8 million during Q4 FY’17, an increase of $0.9 million compared to Q4 FY’16. Adjusted EBITDA margins were 15.0% in Q4 FY’17 and Q4 FY’16.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q1 FY’18 fee revenue is expected to be in the range of $382 million and $400 million; and

•	Q1 FY’18 diluted earnings per share is likely to range between $0.43 to $0.51.

On a consolidated adjusted basis:

•	Q1 FY’18 adjusted diluted earnings per share is expected to be in the range from $0.48 to $0.56.

	Q1 FY’18 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.43	$0.51
Restructuring charges, net	0.01	0.02
Retention bonuses	0.05	0.05
Tax rate impact	(0.01)	(0.02)

Consolidated adjusted diluted earnings per share	$0.48	$0.56

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Legacy Hay, our ability to recognize the anticipated benefits of the acquisition of Legacy Hay which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Legacy Hay, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs, write-off of debt issuance costs and Venezuelan foreign currency loss and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs, write-off of debt issuance costs and Venezuelan foreign currency loss and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs and Venezuelan foreign currency loss and to include the deferred revenue adjustment related to the Legacy Hay acquisition and Adjusted EBITDA margin; and

•	Adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Legacy Hay acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Legacy Hay, 3) separation costs, 4) debt issuance costs written-off upon replacement of our credit facility and 5) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended April 30		Year Ended April 30
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$406,065	$399,960	$1,565,521	$1,292,112
Reimbursed out-of-pocket engagement expenses	13,522	17,201	56,148	54,602

Total revenue	419,587	417,161	1,621,669	1,346,714

Compensation and benefits	275,493	286,852	1,071,507	897,345
General and administrative expenses	59,938	73,569	226,232	213,018
Reimbursed expenses	13,522	17,201	56,148	54,602
Cost of services	19,231	20,974	71,482	59,824
Depreciation and amortization	12,290	11,287	47,260	36,220
Restructuring charges, net	6,279	2,436	34,600	33,013

Total operating expenses	386,753	412,319	1,507,229	1,294,022

Operating income	32,834	4,842	114,440	52,692
Other income (loss), net	4,240	5,645	11,820	(4,167)
Interest (expense) income, net	(2,052)	1,452	(10,251)	237

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	35,022	11,939	116,009	48,762
Equity in earnings of unconsolidated subsidiaries	112	185	333	1,631
Income tax provision	7,398	5,749	29,104	18,960

Net income	27,736	6,375	87,238	31,433
Net income attributable to noncontrolling interest	(812)	(520)	(3,057)	(520)

Net income attributable to Korn/Ferry International	$26,924	$5,855	$84,181	$30,913

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.48	$0.10	$1.48	$0.58

Diluted	$0.47	$0.10	$1.47	$0.58

Weighted-average common shares outstanding:
Basic	55,845	56,012	56,205	52,372

Diluted	56,571	56,574	56,900	52,929

Cash dividends declared per share:	$0.10	$0.10	$0.40	$0.40

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2017		2016	% Change	2017		2016	% Change
Fee Revenue:
Executive search:
North America	$97,264		$94,678	2.7%	$356,625		$371,345	(4.0%)
EMEA	37,210		36,161	2.9%	146,506		144,319	1.5%
Asia Pacific	20,061		21,199	(5.4%)	80,169		80,506	(0.4%)
Latin America	7,731		7,661	0.9%	34,376		26,744	28.5%

Total executive search	162,266		159,699	1.6%	617,676		622,914	(0.8%)
Hay Group	185,100		187,795	(1.4%)	724,186		471,145	53.7%
Futurestep	58,699		52,466	11.9%	223,659		198,053	12.9%

Total fee revenue	406,065		399,960	1.5%	1,565,521		1,292,112	21.2%
Reimbursed out-of-pocket engagement expenses	13,522		17,201	(21.4%)	56,148		54,602	2.8%

Total revenue	$419,587		$417,161	0.6%	$1,621,669		$1,346,714	20.4%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive search:
North America	$21,092	21.7%	$19,857	21.0%	$81,550	22.9%	$100,381	27.0%
EMEA	6,805	18.3%	5,695	15.7%	27,854	19.0%	20,607	14.3%
Asia Pacific	2,364	11.8%	2,904	13.7%	8,580	10.7%	12,572	15.6%
Latin America	302	3.9%	(5,498)	(71.8%)	6,268	18.2%	(1,854)	(6.9%)

Total executive search	30,563	18.8%	22,958	14.4%	124,252	20.1%	131,706	21.1%
Hay Group	16,114	8.7%	2,871	1.5%	47,302	6.5%	(3,415)	(0.7%)
Futurestep	8,137	13.9%	6,987	13.3%	29,986	13.4%	26,702	13.5%
Corporate	(21,980)		(27,974)		(87,100)		(102,301)

Total operating income	$32,834	8.1%	$4,842	1.2%	$114,440	7.3%	$52,692	4.1%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,
	2017	2016
ASSETS
Cash and cash equivalents	$410,882	$273,252
Marketable securities	4,363	11,338
Receivables due from clients, net of allowance for doubtful accounts of $15,455 and $11,292, respectively	345,314	315,975
Income taxes and other receivables	31,573	20,579
Prepaid expenses and other assets	51,542	43,130

Total current assets	843,674	664,274

Marketable securities, non-current	115,574	130,092
Property and equipment, net	109,567	95,436
Cash surrender value of company owned life insurance policies, net of loans	113,067	107,296
Deferred income taxes	20,175	27,163
Goodwill	576,865	590,072
Intangible assets, net	217,319	233,027
Investments and other assets	66,657	51,240

Total assets	$2,062,898	$1,898,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$37,481	$26,634
Income taxes payable	4,526	8,396
Compensation and benefits payable	248,354	266,211
Term loan	19,754	30,000
Other accrued liabilities	148,464	145,023

Total current liabilities	458,579	476,264

Deferred compensation and other retirement plans	219,905	216,113
Term loan, non-current	236,222	110,000
Deferred tax liabilities	7,014	5,088
Other liabilities	54,130	43,834

Total liabilities	975,850	851,299

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 70,811 and 69,273 shares issued and 56,938 and 57,272 shares outstanding, respectively	692,527	702,098
Retained earnings	461,976	401,113
Accumulated other comprehensive loss, net	(71,064)	(57,911)

Total Korn/Ferry International stockholders’ equity	1,083,439	1,045,300
Noncontrolling interest	3,609	2,001

Total stockholders’ equity	1,087,048	1,047,301

Total liabilities and stockholders’ equity	$2,062,898	$1,898,600

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$406,065	$399,960	$1,565,521	$1,292,112
Deferred revenue adjustment due to acquisition (1)	—	5,096	3,535	10,967

Adjusted fee revenue	$406,065	$405,056	$1,569,056	$1,303,079

Operating income	$32,834	$4,842	$114,440	$52,692
Depreciation and amortization	12,290	11,287	47,260	36,220
Other income (loss), net	4,240	5,645	11,820	(4,167)
Equity in earnings of unconsolidated subsidiaries, net	112	185	333	1,631

EBITDA	49,476	21,959	173,853	86,376
Deferred revenue adjustment due to acquisition (1)	—	5,096	3,535	10,967
Restructuring charges, net (2)	6,279	2,436	34,600	33,013
Integration/acquisition costs (3)	3,702	11,594	22,379	45,409
Separation costs (4)	609	—	609	744
Venezuelan foreign currency loss (6)	—	13,720	—	13,720

Adjusted EBITDA	$60,066	$54,805	$234,976	$190,229

Operating margin	8.1%	1.2%	7.3%	4.1%
Depreciation and amortization	3.0%	2.8%	3.0%	2.8%
Other income (loss), net	1.1%	1.4%	0.8%	(0.3%)
Equity in earnings of unconsolidated subsidiaries, net	—	0.1%	—	0.1%

EBITDA margin	12.2%	5.5%	11.1%	6.7%
Deferred revenue adjustment due to acquisition (1)	—	1.2%	0.2%	0.8%
Restructuring charges, net (2)	1.5%	0.6%	2.2%	2.5%
Integration/acquisition costs (3)	0.9%	2.8%	1.4%	3.5%
Separation costs (4)	0.2%	—	0.1%	0.1%
Venezuelan foreign currency loss (6)	—	3.4%	—	1.0%

Adjusted EBITDA margin	14.8%	13.5%	15.0%	14.6%

Net income attributable to Korn/Ferry International	$26,924	$5,855	$84,181	$30,913
Deferred revenue adjustment due to acquisition (1)	—	5,096	3,535	10,967
Restructuring charges, net (2)	6,279	2,436	34,600	33,013
Integration/acquisition costs (3)	3,702	11,594	22,379	45,409
Separation costs (4)	609	—	609	744
Write-off of debt issuance costs (5)	—	—	954	—
Venezuelan foreign currency loss (6)	—	13,720	—	13,720
Tax effect on the above items (7)	(2,364)	(5,846)	(17,438)	(23,819)

Adjusted net income attributable to Korn/Ferry International	$35,150	$32,855	$128,820	$110,947

Basic earnings per common share	$0.48	$0.10	$1.48	$0.58
Deferred revenue adjustment due to acquisition (1)	—	0.09	0.06	0.20
Restructuring charges, net (2)	0.10	0.04	0.61	0.63
Integration/acquisition costs (3)	0.07	0.21	0.40	0.87
Separation costs (4)	0.01	—	0.01	0.01
Write-off of debt issuance costs (5)	—	—	0.02	—
Venezuelan foreign currency loss (6)	—	0.24	—	0.26
Tax effect on the above items (7)	(0.04)	(0.10)	(0.31)	(0.45)

Adjusted basic earnings per share	$0.62	$0.58	$2.27	$2.10

Diluted earnings per common share	$0.47	$0.10	$1.47	$0.58
Deferred revenue adjustment due to acquisition (1)	—	0.09	0.06	0.20
Restructuring charges, net (2)	0.10	0.04	0.60	0.62
Integration/acquisition costs (3)	0.07	0.21	0.39	0.86
Separation costs (4)	0.01	—	0.01	0.01
Write-off of debt issuance costs (5)	—	—	0.02	—
Venezuelan foreign currency loss (6)	—	0.24	—	0.26
Tax effect on the above items (7)	(0.03)	(0.10)	(0.31)	(0.45)

Adjusted diluted earnings per share	$0.62	$0.58	$2.24	$2.08

Explanation of Non-GAAP Adjustments

(1)	Increase in fee revenue relating to the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment. On a GAAP basis, Hay Group fee revenue was $185.1 million and $724.2 million during the three months and the year ended April 31, 2017 and $187.7 million and $471.1 million during the three months and year ended April 31, 2016, respectively. On an adjusted basis, Hay Group fee revenue was $185.1 million and $727.7 million during the three months and the year ended April 30, 2017 and $192.8 million and $482.1 million during the three months and year ended April 31, 2016, respectively.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Certain senior management separation charges.
(5)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(6)	Foreign currency loss associated with the devaluation of the Venezuelan currency.
(7)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring charges, net, integration/acquisition costs, separation costs, write-off of debt issuance costs and foreign currency loss associated with the devaluation of the Venezuelan currency.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$97,264	$37,210	$20,061	$7,731	$162,266	$185,100	$58,699	$—	$406,065
Total revenue	$100,501	$38,392	$20,299	$7,767	$166,959	$188,711	$63,917	$—	$419,587

Net income attributable to Korn/Ferry International									$26,924
Net income attributable to noncontrolling interest									812
Other income, net									(4,240)
Interest expense, net									2,052
Equity in earnings of unconsolidated subsidiaries, net									(112)
Income tax provision									7,398

Operating income (loss)	$21,092	$6,805	$2,364	$302	$30,563	$16,114	$8,137	$(21,980)	32,834
Depreciation and amortization	996	364	303	216	1,879	8,160	737	1,514	12,290
Other income (loss), net	332	22	129	526	1,009	(5)	(87)	3,323	4,240
Equity in earnings of unconsolidated subsidiaries, net	112	—	—	—	112	—	—	—	112

EBITDA	22,532	7,191	2,796	1,044	33,563	24,269	8,787	(17,143)	49,476

EBITDA margin	23.2%	19.3%	13.9%	13.5%	20.7%	13.1%	15.0%		12.2%

Restructuring charges, net	13	501	(20)	104	598	5,656	21	4	6,279
Integration/acquisition costs	—	—	—	—	—	2,447	—	1,255	3,702
Separation costs	—	—	—	—	—	609	—	—	609

Adjusted EBITDA	$22,545	$7,692	$2,776	$1,148	$34,161	$32,981	$8,808	$(15,884)	$60,066

Adjusted EBITDA margin	23.2%	20.7%	13.8%	14.8%	21.1%	17.8%	15.0%		14.8%

	Three Months Ended April 30, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$94,678	$36,161	$21,199	$7,661	$159,699	$187,795	$52,466	$—	$399,960
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,096	—	—	5,096

Adjusted fee revenue	$94,678	$36,161	$21,199	$7,661	$159,699	$192,891	$52,466	$—	$405,056

Total revenue	$98,562	$37,188	$21,996	$7,686	$165,432	$194,706	$57,023	$—	$417,161

Net loss attributable to Korn/Ferry International									$5,855
Net income attributable to noncontrolling interest									520
Other income, net									(5,645)
Interest income, net									(1,452)
Equity in earnings of unconsolidated subsidiaries, net									(185)
Income tax provision									5,749

Operating income (loss)	$19,857	$5,695	$2,904	$(5,498)	$22,958	$2,871	$6,987	$(27,974)	4,842
Depreciation and amortization	796	219	237	88	1,340	7,796	614	1,537	11,287
Other income (loss), net	278	206	123	31	638	(131)	277	4,861	5,645
Equity in earnings of unconsolidated subsidiaries, net	185	—	—	—	185	—	—	—	185

EBITDA	21,116	6,120	3,264	(5,379)	25,121	10,536	7,878	(21,576)	21,959

EBITDA margin	22.3%	16.9%	15.4%	(70.2%)	15.7%	5.6%	15.0%		5.5%
Restructuring charges, net	15	(59)	—	(6)	(50)	2,441	49	(4)	2,436
Integration/acquisition costs	—	—	—	—	—	5,555	—	6,039	11,594
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,096	—	—	5,096
Venezuelan foreign currency loss	—	—	—	6,635	6,635	7,085	—	—	13,720

Adjusted EBITDA	$21,131	$6,061	$3,264	$1,250	$31,706	$30,713	$7,927	$(15,541)	$54,805

Adjusted EBITDA margin	22.3%	16.8%	15.4%	16.3%	19.9%	15.9%	15.0%		13.5%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

	Year Ended April 30, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$356,625	$146,506	$80,169	$34,376	$617,676	$724,186	$223,659	$—	$1,565,521
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$356,625	$146,506	$80,169	$34,376	$617,676	$727,721	$223,659	$—	$1,569,056

Total revenue	$369,803	$150,113	$81,744	$34,533	$636,193	$741,533	$243,943	$—	$1,621,669

Net income attributable to Korn/Ferry International									$84,181
Net income attributable to noncontrolling interest									3,057
Other income, net									(11,820)
Interest expense, net									10,251
Equity in earnings of unconsolidated subsidiaries, net									(333)
Income tax provision									29,104

Operating income (loss)	$81,550	$27,854	$8,580	$6,268	$124,252	$47,302	$29,986	$(87,100)	114,440
Depreciation and amortization	3,812	1,030	1,060	483	6,385	32,262	2,818	5,795	47,260
Other income (loss), net	844	(15)	300	684	1,813	341	(91)	9,757	11,820
Equity in earnings of unconsolidated subsidiaries, net	333	—	—	—	333	—	—	—	333

EBITDA	86,539	28,869	9,940	7,435	132,783	79,905	32,713	(71,548)	173,853

EBITDA margin	24.3%	19.7%	12.4%	21.6%	21.5%	11.0%	14.6%		11.1%

Restructuring charges, net	1,719	629	1,495	773	4,616	29,663	101	220	34,600
Integration/acquisition costs	—	—	—	—	—	14,440	—	7,939	22,379
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535
Separation costs	—	—	—	—	—	609	—	—	609

Adjusted EBITDA	$88,258	$29,498	$11,435	$8,208	$137,399	$128,152	$32,814	$(63,389)	$234,976

Adjusted EBITDA margin	24.7%	20.1%	14.3%	23.9%	22.2%	17.6%	14.7%		15.0%

	Year Ended April 30, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$371,345	$144,319	$80,506	$26,744	$622,914	$471,145	$198,053	$—	$1,292,112
Deferred revenue adjustment due to acquisition	—	—	—	—	—	10,967	—	—	10,967

Adjusted fee revenue	$371,345	$144,319	$80,506	$26,744	$622,914	$482,112	$198,053	$—	$1,303,079

Total revenue	$386,256	$148,285	$83,206	$26,781	$644,528	$488,217	$213,969	$—	$1,346,714

Net income attributable to Korn/Ferry International									$30,913
Net income attributable to noncontrolling interest									520
Other loss, net									4,167
Interest income, net									(237)
Equity in earnings of unconsolidated subsidiaries, net									(1,631)
Income tax provision									18,960

Operating income (loss)	$100,381	$20,607	$12,572	$(1,854)	$131,706	$(3,415)	$26,702	$(102,301)	52,692
Depreciation and amortization	3,267	1,029	941	312	5,549	21,854	2,386	6,431	36,220
Other (loss) income, net	(147)	433	21	312	619	(868)	364	(4,282)	(4,167)
Equity in earnings of unconsolidated subsidiaries, net	437	—	—	—	437	—	—	1,194	1,631

EBITDA	103,938	22,069	13,534	(1,230)	138,311	17,571	29,452	(98,958)	86,376

EBITDA margin	28.0%	15.3%	16.8%	(4.6%)	22.2%	3.7%	14.9%		6.7%
Restructuring charges, net	499	5,807	577	322	7,205	25,682	49	77	33,013
Integration/acquisition costs	—	—	—	—	—	17,607	—	27,802	45,409
Venezuelan foreign currency loss	—	—	—	6,635	6,635	7,085	—	—	13,720
Deferred revenue adjustment due to acquisition	—	—	—	—	—	10,967	—	—	10,967
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$104,437	$27,876	$14,111	$5,727	$152,151	$78,912	$29,501	$(70,335)	$190,229

Adjusted EBITDA margin	28.1%	19.3%	17.5%	21.4%	24.4%	16.4%	14.9%		14.6%